Exhibit 99.1

Reed’s Reports Second Quarter 2026 Results

Management Team to Host Conference Call Tomorrow at 8:30 a.m. ET

Norwalk, CT, (August 11, 2026) – Reed’s, Inc. (NYSE American: REED) (“Reed’s” or the “Company”), owner of the nation’s leading portfolio of handcrafted, natural ginger beverages, today announced financial results for the three and six months ended June 30, 2026.

Q2 2026 Financial Highlights (vs. Q2 2025):

●	Net sales were $7.5 million compared to $9.5 million.
●	Gross profit was $1.8 million compared to $0.8 million, with gross margin of 24% compared to 8%.
●	Delivery and handling expenses were $2.54 per case compared to $2.95 per case.
●	Selling, general and administrative expenses were $4.7 million compared to $5.0 million.
●	Net loss was $4.3 million compared to $6.0 million.
●	EBITDA[1] loss was $4.0 million compared to $5.7 million.

Neal Cohane, Reed’s interim CEO, stated, “We are seeing early traction from the corrective actions we took earlier this year, with sequential improvement in net sales, gross margin and overall operating performance. During the quarter, we prioritized our efforts on reengaging key retail and distribution partners, regaining shelf space, increasing doors, restoring our heritage glass bottle packaging, tightening inventory controls, and continuing cost reduction efforts.”

“We believe we are making progress centered on sequential improvement. Net sales increased 5% compared to the first quarter. Gross margin expanded compared to the first quarter, and we expect continued expansion to the mid-30% area. Selling, general & administrative expenses decreased by 18% compared to the first quarter, and we expect continuing optimization. Net loss decreased by 34% compared to the first quarter and we are focused on achieving profitable growth. Additionally, we are evaluating financing alternatives to support the business going forward. We believe the actions we are taking will enable us to position Reed’s for long-term sustainable growth.”

During the second quarter, Reed’s continued to execute the corrective actions initiated earlier this year to stabilize the business, improve operational performance, and position the Company for profitable growth, resulting in the following developments:

●	Regained shelf space and grew doors by reengaging national and regional retail accounts.
●	Invested in sales brokers to increase retail coverage and improve in-market execution across key channels.

1 EBITDA is a non-GAAP financial measure. Definition of the non-GAAP measure used by Reed’s and a reconciliation of such measure to the related GAAP financial measure can be found under the sections below titled “Non-GAAP Financial Measures” and “Reconciliation of GAAP Financial Measure to Non-GAAP Financial Measure.”

●	Improved trade spend efficiency, contributing to higher gross margin.
●	Improved working capital efficiency, reducing inventory to $7.0 million and improving the Company’s cash conversion cycle.
●	Continued progress optimizing selling, general and administrative expenses.

Second Quarter 2026 Financial Results

During the second quarter of 2026, net sales were $7.5 million, compared to $9.5 million in the prior year period. The decrease was primarily driven by lower volumes with recurring national customers. On a sequential basis, net sales increased 5% compared to the first quarter of 2026, which the Company believes reflects early progress with its profitable growth initiatives.

Gross profit for the second quarter of 2026 increased to $1.8 million, compared to $0.8 million in the prior year period. Gross margin increased to 24% compared to 8% in the prior year period. The increase was primarily driven by lower inventory write-offs, which declined to $0.1 million from $1.6 million in the prior year period.

Delivery and handling expenses decreased by 30% to $1.1 million during the second quarter of 2026 compared to $1.6 million in the second quarter of 2025, primarily driven by continued improvements in logistics efficiency and freight optimization. Delivery and handling costs were 15% of net sales, or $2.54 per case, compared to 17% of net sales, or $2.95 per case, during the same period last year.

Selling, general and administrative expenses decreased by 6% to $4.7 million, compared to $5.0 million in the prior year period. The decrease was primarily driven by lower legal settlements and continuing efforts to optimize selling, general and administrative expenses, offset by investment in personnel and related services to support the Company’s Asia growth initiative.

Net loss during the second quarter of 2026 decreased by 29% to $4.3 million, or $(0.36) per share, compared to a net loss of $6.0 million, or $(0.78) per share, in the prior year period.

EBITDA1 loss decreased by 30% to $4.0 million in the second quarter of 2026 compared to $5.7 million in the year-ago period.

Liquidity and Cash Flow

For the second quarter of 2026, cash used in operations improved to $2.2 million compared to cash used in operations of $5.0 million in the year-ago period.

As of June 30, 2026, the Company had $2.4 million of cash and $9.2 million of total debt net of deferred financing fees, compared to $10.4 million of cash and $9.2 million of total debt net of deferred financing fees as of December 31, 2025.

Conference Call

The Company will conduct a conference call tomorrow, August 12, 2026, at 8:30 a.m. Eastern time to discuss its results for the three and six months ended June 30, 2026.

Reed’s leadership team will host the conference call, followed by a question-and-answer period.

Date: Wednesday, August 12, 2026

Time: 8:30 a.m. Eastern time

Toll-free dial-in number: (800) 717-1738

International dial-in number: (646) 307-1865

Conference ID: 72811

Webcast: Reed’s Q2 2026 Conference Call

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the Company’s investor relations team at (720) 330-2829.

The conference call will also be broadcast live and available for replay on the investor relations section of the Company’s website at https://investor.reedsinc.com.

About Reed’s, Inc.

Reed’s is an innovative company and category leader that provides the world with high quality, premium and better-for-you sodas. Established in 1989, Reed’s is a leader in craft beverages under the Reed’s®, Virgil’s® and Flying Cauldron® brand names. The Company’s beverages are now sold in over 32,000 stores nationwide.

Non-GAAP Financial Measures

In addition to our U.S. GAAP results, we present EBITDA as a supplemental measure of our performance. However, EBITDA is not a recognized measurement under U.S. GAAP and should not be considered as an alternative to net income, income from operations or any other performance measure derived in accordance with U.S. GAAP, or as an alternative to cash flow from operating activities as a measure of liquidity. We define EBITDA as net income (loss), plus interest expense, tax expense, and depreciation and amortization.

Management considers our core operating performance to be that which our managers can affect in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Non-GAAP adjustments to our results prepared in accordance with U.S. GAAP are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use EBITDA in developing our internal budgets, forecasts and strategic plan; in analyzing the effectiveness of our business strategies in evaluating potential acquisitions; making compensation decisions; and in communications with our board of directors concerning our financial performance. EBITDA has limitations as an analytical tool, which includes, among others, the following:

●	EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

●	EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
●	EBITDA does not reflect future interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; and
●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward-looking statements. These forward- looking statements may be identified by terms such as “believe,” “expect,” “intends,” “outlook,” “may,” “will” and similar expressions. Forward-looking statements include, but are not limited to, statements herein with respect to implied or express statements regarding the Company’s expectations relating to its financial projections, including expected expansion of gross margin, business strategy, growth initiatives, operational improvements, potential financing alternatives, and the Company’s belief that its corrective efforts will help reposition the Company for long-term sustainable growth, profitability and shareholder value creation. These forward-looking statements are based on current expectations. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties, and assumptions, many of which involve factors or circumstances that are beyond our control. These risks could materially impact our ability to access raw materials, production, transportation and/or other logistics needs.

If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, Reed’s actual results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include, but are not limited to: inventory shortages; risks associated with new product releases; the impacts of further inflation; risks that customer demand may fluctuate or decrease; risks that we are unable to collect unbilled contractual commitments, particularly in the current economic environment; our ability to compete successfully and manage growth; our ability to attract and retain qualified management and personnel; our ability to develop and expand strategic and third party distribution channels; our dependence on third party suppliers, brewers and distributors; third party co-packers meeting contractual commitments; risks related to our business expansion and international operations; our ability to continue to innovate; our strategy of making investments in sales to drive growth; increasing costs of fuel and freight; protection of intellectual property; competition; general political or destabilizing events; general economic conditions; the effect of evolving domestic and foreign government regulations; and other risks detailed from time to time in Reed’s public filings, including Reed’s annual report on Form 10-K filed on March 25, 2026, which is available on the Securities and Exchange Commission’s web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. Reed’s assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

ir@reedsinc.com

(720) 330-2829

REED’S, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three and Six Months Ended June 30, 2026 and 2025

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales	$7,488	$9,523	$14,630	$19,552

Cost of goods sold	5,607	7,110	11,314	13,682
Inventory write-offs	92	1,606	830	1,661
Total cost of goods sold	5,699	8,716	12,144	15,343

Gross profit	1,789	807	2,486	4,209

Operating expenses:
Delivery and handling expense	1,107	1,572	2,227	3,199
Selling and marketing expense	1,709	1,271	3,456	2,773
General and administrative expense	3,037	3,757	7,082	5,772
Total operating expenses	5,853	6,600	12,765	11,744

Loss from operations	(4,064)	(5,793)	(10,279)	(7,535)

Other income (expense)	(5)	46	(50)	46
Interest expense	(204)	(301)	(408)	(590)

Net loss	(4,273)	(6,048)	(10,737)	(8,079)

Dividends on Series A Convertible Preferred Stock	-	(5)	-	(5)

Net Loss Attributable to Common Stockholders	$(4,273)	$(6,053)	$(10,737)	$(8,084)

Loss per share – basic and diluted	$(0.36)	$(0.78)	$(0.91)	$(1.06)

Weighted average number of shares outstanding – basic and diluted	11,846,210	7,727,840	11,833,391	7,645,316

REED’S, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	June 30, 2026	December 31, 2025
	(Unaudited)

ASSETS
Current assets:
Cash	$2,410	$10,424
Accounts receivable, net of allowance of $1,060 and $980, respectively	3,107	2,317
Inventory, net	6,992	8,046
Prepaid expenses and other current assets	1,153	673
Total current assets	13,662	21,460

Property and equipment, net of accumulated depreciation of $864 and $785, respectively	1,137	1,231
Intangible assets	650	650
Total assets	$15,449	$23,341

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable	$6,200	$3,496
Accrued expenses	634	669
Deferred revenue	51	-
Senior secured loan, net of deferred financing costs of $23 and $68, respectively	9,227	9,182
Current portion of lease liabilities	35	40
Total current liabilities	16,147	13,387

Lease liabilities, less current portion	787	803
Total liabilities	16,934	14,190

Stockholders’ equity (deficiency):
Series A Convertible Preferred stock, $10 par value, 500,000 shares authorized, 9,411 shares issued and outstanding	94	94
Common stock, $.0001 par value, 60,000,000 shares authorized; 11,857,086 and 11,820,429 shares issued and outstanding, respectively	5	5
Additional paid in capital	176,884	176,783
Accumulated deficit	(178,468)	(167,731)
Total stockholders’ equity (deficiency):	(1,485)	9,151
Total liabilities and stockholders’ equity (deficiency):	$15,449	$23,341

REED’S, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2026 and 2025

(Unaudited)

(Amounts in thousands)

	June 30, 2026	June 30, 2025
Cash flows from operating activities:
Net loss	$(10,737)	$(8,079)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	55	92

Amortization of debt discount	45	199
Fair value of vested options	8	56
Fair value of vested restricted shares	94	-
Change in allowance for doubtful accounts	1,060	1,091
Inventory write-offs and change in reserve	830	1,661
Changes in operating assets and liabilities:
Accounts receivable	(1,850)	(2,114)
Inventory	224	(6,728)
Prepaid expenses and other assets	(480)	(179)
Decrease in right of use assets	24	23
Accounts payable	2,718	1,637
Accrued expenses	(35)	1,906
Deferred revenue	51	-
Lease liabilities	(21)	25
Net cash used in operating activities	(8,014)	(10,410)
Cash flows from investing activities:
Trademark costs	-	(6)
Purchase of property and equipment	-	(95)
Net cash used in investing activities	-	(101)
Cash flows from financing activities:
Proceeds from sale of common stock	-	3,000
Payment of cash recorded as debt discount	-	(34)
Amounts from former related party, net	-	(169)
Net cash provided by financing activities	-	2,797

Net decrease in cash	(8,014)	(7,714)
Cash at beginning of period	10,424	10,391
Cash at end of period	$2,410	$2,677

Supplemental disclosures of cash flow information:
Cash paid for interest	$372	$400
Non-cash investing and financing activities:
Reduction in property and equipment and accounts payable	15	-
Reclass SAFE agreement from accounts payable to equity	-	115
Dividends on Series A Convertible Preferred Stock	$-	$5

REED’S, INC.

RECONCILIATION OF GAAP FINANCIAL MEASURE TO NON-GAAP FINANCIAL MEASURE

For the Three and Six Months Ended June 30, 2026 and 2025

(Unaudited)

(Amounts in thousands)

	Three Months Ended June 30,
	2026	2025
Net loss	$(4,273)	$(6,048)

EBITDA adjustments:
Interest expense	204	301
Tax expense	61	28
Depreciation and amortization	37	39
Total EBITDA adjustments	$302	$368

EBITDA	$(3,971)	$(5,680)

	Six Months Ended June 30,
	2026	2025
Net loss	$(10,737)	$(8,079)

EBITDA adjustments:
Interest expense	408	590
Tax expense	110	48
Depreciation and amortization	79	92
Total EBITDA adjustments	$597	$730

EBITDA	$(10,140)	$(7,349)